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NEWS RELEASE


Brite contact:     David S. Gergacz, CEO 407-357-1050
                   Glenn Etherington, CFO 407-357-1002


AT&T contact:      Dave Johnson, 908-234-5254



BRITE TO PROVIDE ENHANCED TELECOMMUNICATIONS PRODUCTS TO AT&T
LARGEST CONTRACT IN BRITE HISTORY


      ORLANDO, FLA., DEC. 18, 1997 -- Brite Voice Systems announced today that it has signed an agreement with AT&T Corp. to provide telecommunications products for AT&T network services.

     Under the contract, Brite will supply BriteESP-based advanced telecommunications products, which will be used by AT&T to offer new personalized services. BriteESP is an advanced adjunct technology which provides a scaleable and distributed architecture and platform supporting rapid and cost-effective deployment of new services in telecommunication networks. Upon execution of the contract, AT&T placed an order for the first phase of the project and expects to purchase additional products and services under this contract over the next four years in accordance with traffic and new application needs.

     "The selection of BriteESP-based products by AT&T for delivery of its new generation of services is extremely gratifying, and represents the largest single contract award in the history of Brite," said Ray Naeini, Senior Vice President and General Manager of Brite's Network Products division.

     By working with AT&T, Brite is reinforcing its strategic direction into the telecommunications network market. Brite believes that this strategy has the greatest potential return for its shareholders.

                            -more-

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  BRITE TO PROVIDE ENHANCED TELECOMMUNICATIONS PRODUCTS TO AT&T     Page 2


     "Our agreement with Brite enables AT&T to provide an exciting new generation of adjunct-based services. The BriteESP-based products capabilities are needed by AT&T to support our customers and services," said James C. Ehlinger, AT&T Network Services Planning Vice President. "AT&T is committed to providing the best combination of products and services to our customers, and we believe this agreement with Brite will play a major role in accomplishing our goals."

     Brite is certified ISO 9001/TickIT, a globally accepted quality management recognition. Brite's certification includes the design, development, manufacture, installation and support of computer-based voice and multimedia systems. The certification also includes the company's associated managed services, information services and training services.

     Brite is a world leader in providing enhanced telecommunications systems and interactive information systems. Brite's products include prepaid and enhanced calling card systems for wireless and landline communications companies, and IVR-CTI for service companies. The company also provides managed service capabilities for these products as well as telecommunications management services. Brite's world headquarters are located in Heathrow, Florida, a suburb of Orlando. The company has offices and facilities worldwide.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995: This press release and public oral statements by Company representatives, may contain certain forward-looking information that is subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Statements that are not historical facts, including statements about confidence and strategies and plans and expectations about new and existing products, services, technologies and opportunities, industry growth, demand, demand and acceptance of new and existing products, and returns on investments in products and markets are forward-looking statements that involve risks and uncertainties that could significantly impact the Company. These include but are not limited to the projected market for Brite's products and references to areas of the business that provide greatest potential return for shareholders. Factors which could cause actual expectations to differ materially from these projections include changes in the global economic conditions in both established and emerging markets, as well as the competitive environment within the industry. For a discussion of other risks and uncertainties to which information respecting future events is subject, see the Company's periodic reports on Forms 10-K and 10-Q.